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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 26, 2004



                              COMPUWARE CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                        Commission File Number: 000-20900

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                              MICHIGAN                                                    38-2007430
   (State or other jurisdiction of incorporation or organization)            (I.R.S. Employer Identification No.)

               ONE CAMPUS MARTIUS, DETROIT, MICHIGAN                                      48226-5099
              (Address of Principal Executive Offices)                                    (Zip Code)
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      (Registrant's telephone number, including area code): (313) 227-7300

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

In connection with certain cost cutting measures put in place in October 2003, the salaries of Henry A. Jallos, the Company's Executive Vice President, Global Account Management; Tommi A. White, the Company's Chief Operating Officer; Laura
L. Fournier, the Company's Senior Vice President, Chief Financial Officer and Treasurer; and Thomas Costello, Jr. the Company's Senior Vice President, Human Resources, General Counsel and Secretary were reduced by 10 to 15 percent, and the salary of Peter Karmanos, the Company's Chief Executive Officer, was voluntarily reduced by 69 percent. In April 2004, Mr. Jallos' salary was reinstated to $511,500, Ms. Fournier's salary was reinstated to $337,590 and Mr. Costello's salary was reinstated to $306,900. In June 2004, the Compensation Committee recommended the increase of Ms. Fournier's salary to $375,000 and Mr. Costello's salary to $375,000. In September 2004, the Compensation Committee, subject to Board approval, recommended the reinstatement of Mr. Karmanos' salary to $971,850, the increase of Mr. Jallos' salary to $562,650, the reinstatement of Ms. White's salary to $613,800 and an increase in her salary to $675,180. In October 2004, the Board approved the recommendation of the Compensation Committee.

Effective June 1, 2005, Mr. Karmanos, the Company's Chief Executive Officer, pursuant to authority delegated to him by the Compensation Committee following discussion with the Committee of his general recommendations, increased the salaries of the following executive officers: Mr. Costello to $400,000; Ms. Fournier to $400,000; and Mr. Jallos to 575,000. Mr. Karmanos, Ms. White, and Robert Paul, the Chief Executive Officer and President of the Company's Covisint division, did not receive a salary increase for fiscal 2006.

The executive officers were eligible to receive compensation for fiscal 2005 under the terms set forth in the executive incentive bonus plan ("Fiscal 2005 Plan"). The Company filed the Fiscal 2005 Plan with the SEC as an exhibit to the Company's Form 10-Q for the quarter ended September 30, 2004. The Compensation Committee determined that one of the targets was achieved for fiscal 2005 and, as a result, the executive officers were paid a cash incentive and earned performance cash. Performance cash is paid in a lump sum at the end of a two-year vesting period, subject to continued employment during the vesting period. The following lists the amount of the cash incentive and performance cash included in the total bonus for each of the executive officers for fiscal 2005:

         Mr. Karmanos (total cash incentive of $1,457,775 includes performance cash of $485,925); Ms. White (total cash incentive of $920,700 includes performance cash of $306,900); Mr. Jallos (total cash incentive of $767,250 includes performance cash of $255,750); Mr. Paul (total cash incentive of $613,800 includes performance cash of $204,600); Ms. Fournier (total cash incentive of $506,385 includes performance cash of $168,795); and Mr. Costello (total cash incentive of $460,350 includes performance cash of $153,450).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          COMPUWARE CORPORATION


Date: June 2, 2005                        By:  /s/ Laura L. Fournier
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                                               Laura L. Fournier
                                               Senior Vice President
                                               Chief Financial Officer